UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 18, 2010
Date of Report (Date of earliest event reported)

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 Fox Lane, San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)
(408) 467-1900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On April 18, 2010, Victor Viegas, the current interim Chief Executive Officer of Immersion Corporation (“Immersion”), was named as the Chief Executive Officer of Immersion.

 Mr. Viegas has served as our Interim Chief Executive Officer since October 2009 and as a member of Immersion’s Board of Directors since October 2002.  Mr. Viegas was Immersion’s Chief Executive Officer from October 2002 through April 2008, and President from February 2002 through April 2008.  Mr. Viegas was also Chairman of the Board of Directors from October 2007 to February 2009.  Mr. Viegas also previously served as Immersion’s Chief Financial Officer from August 1999 to February 2005.  From June 1996 to August 1999, he served as Vice President, Finance and Administration and Chief Financial Officer of Macrovision Corporation, a developer and licensor of video and software copy protection technologies.  From October 1986 to June 1996, he served as Vice President of Finance and Chief Financial Officer of Balco Incorporated, a manufacturer of advanced automotive service equipment.  Mr. Viegas, age 53, holds a B.S. in Accounting and an M.B.A. from Santa Clara University.  He is also a Certified Public Accountant in the State of California, on inactive status.

Mr. Viegas has no familial relationship with any other director or executive officer of Immersion.

(e)

The terms of the employment arrangements for Mr. Viegas will remain as previously reported in Immersion’s Current Report on Form 8-K filed on October 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	April 21, 2010	By:	/s/ Victor Viegas
			Name:	Victor Viegas
			Title:	President and Chief Executive Officer